March 12, 2014

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements of Verde Resources, Inc. pertaining to our firm included under Item 4.01 of
Form 8-K/A dated March 12, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC